EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            ------------------------------------------------------

To  the  Board  of  Directors
Pathogenics, Inc.
99 Derby Street, Suite 200
Hingham,  MA  02043


We hereby consent to the use in this Form SB-2 Registration Statement of our report dated February 17, 2005, relating to the consolidated financial statements of Pathogenics, Inc., for the years ended December 31, 2004 and 2003, and the period from December 16, 1997 (Inception) to December 31, 2004, and of our report dated January 21, 2005, except Note 1, as to which the date is January 28, 2005, relating to the consolidated financial statements of Tyrol Therapeutics, LLC, for the years ended December 31, 2004 and 2003, and for the period from November 19, 2002 (Inception) to December 31, 2004, appearing herein. We also consent to the reference to our firm under the caption "Experts."

March 17, 2005

/s/ Malone & Bailey, PC

Malone & Bailey, PC
Houston, Texas
www.malone-bailey.com

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